Form 10-K, Exhibit 13
period 1996-12-31
MONEY STORE TRUST 1996-D
filed 1997-03-31
CIK 1030649

                            SERVICER'S CERTIFICATE

In Accordance with Section 6.10 of the Pooling and Servicing Agreement dated as of November 30, 1996, The Money Store, Inc. reports the following information
pertaining to Series 1 996-D, for the calendar year   1996  Per Section 6.10

(IX)  Amount received:     Interest         Principal        Other Servicer Fees
      Pool I               2,723,392.15     3,282,346.99     39,949.68
      Pool II              1,928,748.29     2,530,871.50     40,786.87
      Pool III             1,229,682.52     1,683,878.42      5,075,51
      Pool IV                 78,327.53         3,040.58        504.80


(XIII)  Class "A-1" Remittance Amount:
        (A)  Current Interest Requirement              345,891.08
        (B)  Principal Distribution Amount           4,487,105.82
        (C)  Carry Forward Amount                            0.00
        (D)  Monthly Advance for Bankruptcy                  0.00
        TOTAL CLASS "A-I" REMITTANCE AMOUNT                         4,832,996.90

        Class "A-2" Remittance Amount:
        (A)  Current Interest Requirement              448,471.74
        (B)  Principal Distribution Amount                   0.00
        (C)  Carry Forward Amount                            0.00
        (D)  Monthly Advance for Bankruptcy                  0.00
        TOTAL CLASS "A-2" REMITTANCE AMOUNT                          448,471.74

        Class "A-3" Remittance Amount:
        (A)  Current Interest Requirement              506,055.05
        (B) Principal Distribution Amount                    0.00
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL CLASS "A-3" REMITTANCE AMOUNT                          506,055.05

        Class "A-4" Remittance Amount:
        (A) Current Interest Requirement               290,116.88
        (B) Principal Distribution Amount                    0.00
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL CLASS "A-4" REMITTANCE AMOUNT                          290,116.88


        Class "A-5" Remittance Amount:
        (A) Current Interest Requirement               266,333.10
        (B) Principal Distribution Amount                    0.00
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL CLASS "A-5" REMITTANCE AMOUNT                          266,333.10

        Class "A-6" Remittance Amount:
        (A) Current Interest Requirement               207,421.41
        (B) Principal Distribution Amount                    0.00
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL CLASS "A-6" REMITTANCE AMOUNT                          207,421.41


        Class "A-7" Remittance Amount:
        (A) Current Interest Requirement               265,481.48

        (B) ????????????
        TOTAL CLASS "A-7" REMITTANCE AMOUNT                          265,481.48

        Class "A-8" Remittance Amount:
        (A) Current Interest Requirement               170,910.30
        (B) Principal Distribution Amount                    0.00
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL CLASS "A-8" REMITTANCE AMOUNT                          170.910.30


        Class "A-9" Remittance Amount:
        (A) Current Interest Requirement               233,333.33
        (B)  Principal Distribution Amount                   0.00
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL CLASS "A-9" REMITTANCE AMOUNT                          233,333.33

        Pool I Remittance Amount:
        (A) Current Interest Requirement             2,734,014.37
        (B) Principal Distribution Amount            4,487,105.82
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL POOL I REMITTANCE AMOUNT                             7,221,120.19


        Class "A-10" (Pool II) Remittance Amount:
        (A) Current Interest Requirement             1,770,376.42
        (B) Principal Distribution Amount            3,173,569.26
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL POOL II REMITTANCE AMOUNT                             4,943,945.68


        Class "A-11" Remittance Amount:
        (A) Current Interest Requirement               382,797.08
        (B) Principal Distribution Amount            2,204,464.13
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL CLASS "A-11" REMITTANCE AMOUNT                        2,587,261.21

        Class "A-12" Remittance Amount:
        (A) Current Interest Requirement               183,615.25
        (B) Principal Distribution Amount                    0.00
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL CLASS "A-12" REMITTANCE AMOUNT                          183,615.25

        Class "A-13" Remittance Amount:
        (A) Current Interest Requirement               153,069.45
        (B) Principal Distribution Amount                    0.00
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL CLASS "A-13" REMITTANCE AMOUNT                          153,069.45

        Class "A-14" Remittance Amount:
        (A) Current Interest Requirement                92,603.64
        (B) Principal Distribution Amount                    0.00
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL CLASS "A-14" REMITTANCE AMOUNT                           92,603.64

        Class "A-15" Remittance Amount:
        (A) Current Interest Requirement               117,365.42
        (B) Principal Distribution Amount                    0.00
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL CLASS "A-l5" REMITTANCE AMOUNT                          117,365.42


        Pool III Remittance Amount:
        (A) Current Interest Requirement               929,450.84
        (B) Principal Distribution Amount            2,204,464.13
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL POOL III REMITTANCE AMOUNT                            3,133,914.97

        Class "A-16" (POOL IV) Remittance Amount:
        (A) Current Interest Requirement                59,250.00
        (B) Principal Distribution Amount               28,866.14
        (C) Carry Forward Amount                             0.00
        (D) Monthly Advance for Bankruptcy                   0.00
        TOTAL POOL IV REMITTANCE AMOUNT                                88,116.14

(XIX) (A) Servicing Fee for the Related Due Period
            POOL I                              58,415.57
            POOL II                             48,513.43
            POOL III                            25,089.93
            POOL IV                              1,636.26
      (B) Contingency fee for the related due period
            POOL I                              58,415.57
            POOL II                             48,513.43
            POOL III                            25,089.93
            POOL IV                              1,636.26
      (C) Amount to be deposited to the expense account - TRUSTEE
            POOL I                              20,833.33
            POOL II                             14,583.33
            POOL III                             7,291.67
            POOL IV                                416.67
      (D) Amount to be deposited to the insurance account - MBIA
            POOL I                              50,000.00
            POOL II                             35,000.00
            POOL III                            43,750.00
            POOL IV                              4,583.00
      (E) FHA Premium Account                    6,357.14

(XXXV) OTHER INFORMATION
       (A) Spread Account Balances
            POOL I                                   0.00
            POOL II                                  0.00
            POOL III                        14,004,368.00
            POOL IV                            600,187.20
       (B)  Amount to be deposited into Pool III
       Spread Account due to trigger activation              0.00

(i) The amount of such distribution payable out of amounts withdrawn from the
    Spread account or persuant to a claim                    0.00

(ii) The Pool Balance as of the close of business on the last preceding Monthly
     Period:
            POOL I                         380,807,886.91
            POOL II                        321,665,249.49
            POOL III                       138,318,543.69
            POOL IV                          9,992,159.67

(iii) The Certificate Balance and Certificate Factor after giving effect to all payments reported under clause (xiii) above on such dated:
            POOL I                          495,341,983.88  Factor .99068397
            POOL II                         346,997,341.04  Factor .99142097
            POOL III                        172,795,535.87  Factor .98841972
            POOL IV                           9,971,133.86  Factor .99711339

(iv) The amount of the Principal Carryover Shortfall and Interest Carryover Shortfall, as applicable, if any, on such Distribution Date and change in the Principal Carryover Shortfall, and Interest Carryover Shortfall, as
     applicable, from preceding Distribution Date:                     0.00

(vi) The aggregate amount which is received by the Trust from the Servicer
            POOL I                            7,291,953.52
            POOL II                           4,993,529.01
            POOL III                          3,191,313.77
            POOL IV                              93,115.81

By: /s/ James Ransom
   ---------------------------------------
   James Ransom
   Assistant Treasurer